Exhibit 10.20

INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 20, 2020, between CANADIAN IMPERIAL BANK OF COMMERCE (“Lender”) and PULMONX COPORATION, a Delaware corporation (“Grantor”).
RECITALS
A.Lender and Grantor, among others, are entering into that certain Loan and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Defined terms used herein without definition shall have the meanings set forth in the Loan Agreement.
B.The Obligations are secured by the Collateral including, without limitation, all of Grantor’s Intellectual Property.
C.Grantor’s execution and delivery of this Agreement is a condition to the effectiveness of the Loan Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Grantor and Lender hereby agree:
AGREEMENT
1.To secure the Obligations, Grantor grants Lender a security interest in all of Grantor’s right, title and interest in its Intellectual Property to the extent constituting Collateral. Grantor hereby confirms that the attached schedules of Grantor’s copyright, patent and trademark applications and registrations, which are registered or filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, attached hereto as Exhibits A, B and C hereto, respectively, are complete and accurate as of the date hereof.
2.Grantor hereby authorizes Lender, upon notice to Grantor, to (a) modify this Agreement unilaterally by amending the Exhibits to this Agreement to include any Intellectual Property which Grantor obtains subsequent to the date of this Agreement, and (b) file a duplicate of this Agreement containing amended exhibits reflecting such new Intellectual Property.
3.This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means shall be effective as delivery of an original executed counterpart of such Loan Document. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
4.This Agreement is a Loan Document and shall be governed by, and construed in accordance with, the laws of the State of New York.
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IN WITNESS WHEREOF, the undersigned have duly executed this Intellectual Property Security Agreement as of the first date written above.

Address of Grantor:	GRANTOR:

Pulmonx Corporation	PULMONX CORPORATION
700 Chesapeake Drive
Redwood City, CA 94063
e-mail: [E-mail Address Intentionally Omitted]	By:	/s/ Derrick Sung
Attention: Derrick Sung, Ph.D.	Name:	Derrick Sung, Ph.D.
	Title:	Chief Financial Officer

Address of Lender:	LENDER:

CIBC Innovation Banking	CANADIAN IMPERIAL BANK OF COMMERCE
40 King S. West, Suite 5702
Toronto, Ontario
M5H 3Y2	By:	/s/ Mark Usher
Attention: Mark McQueen, President and Executive	Name:	Mark Usher
Managing Director	Title:	Authorized Signatory

	By:	/s/ Imran Premji
	Name:	Imran Premji
	Title:	Authorized Signatory

EXHIBIT A
COPYRIGHTS
None.

EXHIBIT B
PATENTS
See attached.

EXHIBIT C
TRADEMARKS
See attached.